Exhibit 99.1

regular basis. Thank you for making how well I’ve come back.” and all the tough love along the way.” “I will be OK.” where my new life began.” S E L E C TM E D I C A LH O L D I N G SC O R P O R A T I O N “I’m no longer in constant pain on a“I feel great. a huge improvement in my life.”I can’t believe “Thanks for making me work to recover “Select Specialty Hospital is “Their prescription of personal care tailored to my needs is the best kind of medicine.” Positioned for the future A N N U A LR E P O R T

EXCEPTIONAL CARE. EMPOWERED FUTURES.



LONG-TERM ACUTE CARE

Keziah Lewis, 19, and her boyfriend, Tyler Jarrell, 18, were enjoying the remaining days of summer vacation. Little did they know, they would soon be in the national spotlight.

The couple headed to the Ohio State Fair where they lined up for a thrill ride, the Fire Ball. It began to swing and spin. Without warning, their section of seats detached from the ride. Keziah and Tyler flew through the air.

Tyler died on impact and Keziah sustained broken bones and traumatic injuries. She was rushed to the hospital, where she endured multiple surgeries. As Keziah absorbed the shock and grappled with her boyfriend's death, she immersed herself in getting better. She spent almost two months in the hospital before transferring to Select Specialty Hospital – Columbus East for further recovery.

Keziah's physician and his team mapped out and executed a recovery plan. Her immediate goal was to recover enough physically so she could move to an inpatient rehabilitation hospital. After spending a month at Select Specialty Hospital – Columbus East, Keziah met her first goal. She continues rebuilding her strength.

"I haven't achieved all my recovery goals, but I'm 50 percent of the way there," Keziah said. "I know I will attain them. It's a process I look forward to."



REHABILITATION HOSPITALS

Parkinson's disease has changed the course of 82-year-old Arturo Rodriguez's life. Diagnosed in 2013, he began home therapy to cope with the muscle rigidity, tremors and walking challenges that accompany the disease.

However, the problems persisted. After he and his wife, May, cycled through several treatment options, including a nursing home, Mr. Rodriguez came to Select Rehabilitation Hospital of San Antonio. There, he said, he found kindness and empathy that made it easier to power through the intense physical therapy sessions to correct his muscle atrophy and walking disorders. Speech therapy is helping him overcome swallowing difficulties and enjoy food again. In occupational therapy, he's working on dressing himself and brushing his teeth. It's his goal, he said, to enjoy leisure time activities with his wife, rather than having her be his caregiver.

"They've given me hope and purpose," Mr. Rodriguez said. "I want to defeat the common assumption that a person with Parkinson's can't do anything. They have helped me believe that I can."

SELECT MEDICAL IMPROVING QUALITY OF LIFE

OUTPATIENT REHABILITATION

Dan Schwartz is a proud Navy veteran who served two tours in Vietnam aboard the fleet's historic flagship the USS Enterprise. During his service, Dan sustained a noncombat-related injury that required amputation of his left leg.

In the intervening four decades since the surgery, Dan, 67, worked through the Veterans' Administration [VA] to periodically secure new prosthetic legs, allowing him the freedom to walk his beloved dogs and work for the United States Postal Service.

Through a collaboration between the VA and NovaCare Prosthetics & Orthotics, Dan was fit with a prosthetic leg by Tony Fruci, CP, Center Director at NovaCare in St. Paul, MN. The more advanced prosthetic, along with Dan's new puppy, returned joy to the vet's life. Dan is now able to walk three times a day which have contributed to a decrease in his weight and blood pressure. He and his wife bought a new house with a pool and a pontoon boat which they enjoy with their family.

"My son is an occupational therapist," Dan said. "I was talking to him about this, and about the expense of the leg. My son said, 'Dad, I think the VA would rather spend that amount on your leg then start spending it on heart surgeries.' And he's right. I can't thank the VA enough, and I can't praise Tony enough. He's always been very helpful and supportive."


OCCUPATIONAL MEDICINE

For more than 100 years, Keolis has helped people travel safely, comfortably and efficiently. Keolis is dedicated to "Thinking Like a Passenger," with a focus on exceeding expectations for rail and transit operations.

Keolis Transit America's top priority is ensuring the health and safety of its 2,000 employees. Having a strong occupational health partner is critical to achieving organizational goals and ensuring a successful business. Taking a proactive approach to claim management and injury prevention, the company partnered with Concentra, ensuring its new workers compensation provider had established relationships with third-party administrators and collection sites.

Cecil Fielder, director of safety, training and security for Keolis Transit America's Las Vegas operations, chose Concentra for its approach to injury prevention and treatment. A comprehensive focus on treating and preventing injuries was critical for this new partnership. The choice paid off. Since partnering with Concentra, the Keolis – Las Vegas team experienced a significant reduction in Keolis Transit America's injury claim frequency and severity over time.

Success is more than just dollars and cents. Cecil said he values Concentra's personable approach to business, direct engagement with Concentra physicians about employee care and the company's commitment to client retention.

2017 ANNUAL REPORT | 1

DEAR SHAREHOLDER

We are pleased to report that 2017 was a good year for Select Medical. We successfully executed our long-term acute care criteria strategy; expanded the Company's national footprint through joint ventures and acquisitions; and remained steadfast in delivering quality care, value and outcomes.

These achievements were underscored by strong financial performance in 2017. Net operating revenues grew 3.7% year-over-year to more than $4.4 billion and operating income grew 18.7% year-over-year to $355.9 million.

Today, Select Medical is a significant leader of post-acute care in the U.S. We're the nation's largest provider of long-term acute care hospital services, outpatient rehabilitation and occupational medicine. Our inpatient rehabilitation network is the second largest in the country and continues to expand each year.

We proudly serve the health care needs of 60,000 patients per day who come through our vast network of hospitals, clinics and centers, including:

- **100 long-term acute care hospitals in 27 states**
- **24 inpatient rehabilitation hospitals in 10 states**
- **1,616 outpatient rehabilitation clinics in 37 states and D.C.**
- **312 occupational medicine centers in 38 states**

With growth also comes the need to make investments in technology. We continue to implement an electronic medical record (EMR) strategy in both our long-term acute care and inpatient rehabilitation specialty hospitals, as well as deploy other enterprise platforms and digital tools throughout our business lines to increase operational efficiency across the entire organization.

Growing in All Business Segments

Long-Term Acute Care Hospitals (LTACHs) – We're pleased to share that after 15 months of operating under the new federally-legislated patient criteria, the great majority of our patients are now meeting these requirements. Our operators have done a very good job educating the health care community on the chronically critically ill patient population for whom Congress expects LTACHs to provide care.

Inpatient Rehabilitation Hospitals and Joint Ventures – Our inpatient rehabilitation segment also saw another year of expansion propelled by the company's well-honed joint venture model with an Adjusted EBITDA of $90.0 million, a 58.2% increase. Through our existing partnership with Cleveland Clinic, we opened two new hospitals for a total of 180 beds across the northern Ohio region. New joint venture agreements were also signed with Dignity Health to build and operate a hospital in Henderson, Nevada as well as Ochsner Health with plans to open a hospital in New Orleans in early 2018. In addition, we marked our entry into the Virginia rehabilitation market through a joint venture with Riverside Health.

Outpatient Rehabilitation – On the outpatient rehabilitation segment front, even in a challenging year, Adjusted EBITDA was up 2.1% to $132.5 million. Innovation continued to be a priority with a focus on driving increased awareness for specialty services and enhanced patient engagement. We also launched the new ReVital Cancer Rehabilitation Program in clinics across four regional markets including St. Louis, Louisville, Dallas and southern New Jersey. The program is set to expand to an additional six markets throughout 2018.

Occupational Medicine – Concentra had another very good year with an Adjusted EBITDA increase of 10.2% from the prior year to $157.6 million. It was also successful in signing a definitive agreement to acquire U.S. HealthWorks (deal closed in early 2018). The combined operations represent the largest network of workforce health services in the U.S.

2 SELECT MEDICAL IMPROVING QUALITY OF LIFE

Unifying in Purpose

This year, through an initiative called ONE Select, we leveraged the operational and cultural synergies among our lines of business. ONE Select seeks to closely align all facets of the company in order to identify, streamline and implement cohesive operational and cultural best practices across the organization.

Our employees sit at the heart of this initiative. In addition to providing exceptional care experiences for our patients and their families, Select Medical was challenged by three natural disasters and rose to the occasion, unifying to help those hit hardest by nature's wrath.

Hurricanes Irma and Harvey and the northern California wildfires were true tests of grit, where our teams showed perseverance, dedication and compassion across many of our hospitals, centers and clinics. Our employees kept patients safe, offered continued or alternate medical care and provided a zone of comfort during and after the disasters. The performance of our teams in these high-stakes, life-threatening situations was nothing less than astounding.

These disasters also resulted in the loss of some employees' homes, vehicles and personal belongings. At this critical juncture, the Select Medical workforce – 42,200 employees strong – immediately stepped in donating funds through the Select Medical Charitable Foundation and providing financial relief to colleagues.

We also continued our corporate support for national organizations such as the American Cancer Society, American Heart Association, Special Olympics and Junior Achievement, as well as many regional charities through our C.A.R.E.S. (Caring and Responsive Employees of Select) program.

Focusing on Excellence

As we embark on 2018, we are confident that our strong leadership, strategic partnerships, clinical excellence and patient-centered innovation will continue to serve as catalysts for growth, improved competitive performance and enhanced shareholder value.

We thank you for your support in our ongoing commitment to improve the quality of life for millions of patients and their families in the communities we serve.

Sincerely,



Robert Ortenzio
Executive Chairman & Co-Founder

Rocco Ortenzio
Vice Chairman & Co-Founder

David S. Chernow
President & Chief Executive Officer

2017 ANNUAL REPORT | 3

FINANCIAL HIGHLIGHTS
SELECT MEDICAL HOLDINGS CORPORATION

(In thousands, except per share data)	2017	2016	2015	2014	2013
FOR THE YEARS ENDED					
Net operating revenues	$ 4,443,603	$ 4,286,021	$ 3,742,736	$ 3,065,017	$ 2,975,648
Income from operations	355,878	299,847	274,790	284,476	301,436
Net income attributable to Select Medical Holdings Corporation	177,184	115,411	130,736	120,627	114,390
Income per common share, fully diluted	1.33	0.87	0.99	0.91	0.82
Dividends per share	—	—	0.10	0.40	0.30
Cash flow from operations	238,131	346,603	208,415	170,642	192,523
SEGMENT INFORMATION					
Net operating revenues					
Long term acute care	$ 1,756,243	$ 1,785,164	$ 1,902,776	$ 1,840,179	$ 1,826,760
Inpatient rehabilitation	631,777	504,318	444,005	404,720	371,361
Outpatient rehabilitation	1,020,848	995,374	810,009	819,397	777,177
Concentra[1]	1,034,035	1,000,624	585,222		
Other	700	541	724	721	350
Total Net Operating Revenues	$ 4,443,603	$ 4,286,021	$ 3,742,736	$ 3,065,017	$ 2,975,648
Adjusted EBITDA					
Long term acute care	$ 252,679	$ 224,609	$ 258,223	$ 272,055	$ 281,432
Inpatient rehabilitation	90,041	56,902	69,400	69,732	72,411
Outpatient rehabilitation	132,533	129,830	98,220	97,584	90,313
Concentra[1]	157,561	143,009	48,301		
Other	(94,822)	(88,543)	(74,979)	(75,499)	(71,295)
Total Adjusted EBITDA[2]	$ 537,992	$ 465,807	$ 399,165	$ 363,872	$ 372,861
BALANCE SHEET SNAPSHOT AT YEAR-END					
Cash and cash equivalents	$ 122,549	$ 99,029	$ 14,435	$ 3,354	$ 4,319
Working capital	315,423	191,268	19,869	133,220	82,878
Total assets	5,127,166	4,920,626	4,388,678	2,924,809	2,817,622
Total debt	2,699,902	2,698,989	2,385,896	1,552,976	1,445,275
Stockholders' equity	823,368	815,725	859,253	739,515	786,234

(1) The selected financial data for the company's Concentra segment for the periods presented begins as of June 1, 2015, which is the date the Concentra acquisition was consummated.

(2) Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, acquisition costs associated with Concentra, Physiotherapy and U.S. HealthWorks, non-operating gain (loss) and equity in earnings (losses) of unconsolidated subsidiaries. Refer to Item 6 and Item 7 for further consideration of Adjusted EBITDA as a Non-GAAP measure.

4 SELECT MEDICAL IMPROVING QUALITY OF LIFE

BOARD OF DIRECTORS

Robert A. Ortenzio
Executive Chairman & Co-Founder
Select Medical Holdings Corporation

Rocco A. Ortenzio
Vice Chairman & Co-Founder
Select Medical Holdings Corporation

Russell L. Carson
Founder
Welsh, Carson, Anderson & Stowe

Bryan C. Cressey
Founder & Partner
Cressey & Company

Harold L. Paz, M.D.
Executive Vice President and
Chief Medical Officer
Aetna Inc.

James S. Ely III
Founder & Chief Executive Officer
PriCap Advisors, LLC

William H. Frist
Former Majority Leader of
the United States Senate
Partner, Cressey & Company

Thomas A. Scully
General Partner
Welsh, Carson, Anderson & Stowe

Leopold Swergold
Managing Member
Anvers Management Company, LLC

EXECUTIVE OFFICERS

Robert A. Ortenzio
Executive Chairman & Co-Founder

Rocco A. Ortenzio
Vice Chairman & Co-Founder

David S. Chernow
President & Chief Executive Officer

Martin F. Jackson
Executive Vice President
& Chief Financial Officer

John A. Saich
Executive Vice President
& Chief Human Resources Officer

Michael E. Tarvin
Executive Vice President,
General Counsel & Secretary

Scott A. Romberger
Senior Vice President, Controller
& Chief Accounting Officer

Robert G. Breighner, Jr.
Vice President, Compliance and Audit Services
& Corporate Compliance Officer

CORPORATE INFORMATION

Corporate Headquarters
Select Medical Holdings Corporation
4714 Gettysburg Road
Mechanicsburg, PA 17055-5036
717.972.1100

Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP
Penn National Insurance Plaza
2 N. 2nd Street, Suite 1100
Harrisburg, PA 17101

Stockholder Inquiries
Joel T. Veit
Senior Vice President & Treasurer
4714 Gettysburg Road
Mechanicsburg, PA 17055-5036
717.972.1100 | ir@selectmedical.com

Stock Exchange
NYSE
Symbol: SEM

Internet Address
selectmedicalholdings.com

Register & Stock Transfer Agent
Stockholder correspondence should be mailed to:
Computershare
P.O. Box 30170
College Station, TX 77842-3170

Overnight correspondence should be mailed to:
Computershare
211 Quality Circle, Suite 210
College Station, TX 77845-3170

2017 ANNUAL REPORT

Our Mission

SELECT MEDICAL WILL PROVIDE AN EXCEPTIONAL PATIENT CARE EXPERIENCE THAT PROMOTES HEALING AND RECOVERY IN A COMPASSIONATE ENVIRONMENT.

LEARN MORE AT >> **SELECTMEDICALHOLDINGS.COM**

Select® MEDICAL

Improving Quality of Life

4714 GETTYSBURG ROAD, MECHANICSBURG, PA 17055